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                                                                    EXHIBIT 99.1



                 IMPORTANT SHAREHOLDER VOTE -- SIGN AND RETURN

                                REVOCABLE PROXY

                        CLASS A CONVERTIBLE COMMON STOCK

                            CERULEAN COMPANIES, INC.

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
              THE _______________ 1998 SPECIAL MEETING IN LIEU OF
                     ANNUAL MEETING OF CLASS A SHAREHOLDERS

The undersigned hereby appoints Hugh J. Stedman and Joseph M. Feuer, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Class A Convertible Common Stock of CERULEAN COMPANIES, INC. (the "Company") which the undersigned is entitled to vote at the Special Meeting in lieu of Annual Meeting of Class A Shareholders of the Company to be held at the _________________, ___________________________
_____________, Georgia on ____________________________, 1999, at 9:30 a.m. local time, and at any and all adjournments thereof, as indicated on reverse.

      PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.


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
Please mark
your votes as       [X]
indicated in this
example

                                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" PROPOSAL 1,
PROPOSAL 2(A), PROPOSAL 2(B) AND PROPOSAL 2(C) LISTED BELOW ON THIS PROXY CARD.

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THE BOARD OF DIRECTORS RECOMMENDS VOTE FOR PROPOSALS 1, 2(A), 2(B) AND 2(C)
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
Proposal 1
Item 1.  Approve of the Merger.          FOR   AGAINST   ABSTAIN  Proposal 2(A). Ratification of            FOR ALL     WITHHOLD
         Approve of the Merger, as more  [ ]     [ ]       [ ]                   Directors.                 NOMINEES    AUTHORITY
         fully described in the Proxy                                            Ratification of the        [ ]         To vote for
         Statement/Prospectus and the                                            following Directors:                   All Nominees
         transactions contemplated                                               Warren Y. Jobe                         [ ]
         thereby.                                                                John W. Robinson, Jr.

Proposal 1                                   FOR
Item 1a. I elect to receive cash in the      [ ]                        Withholding authority to vote for the
         Merger, if approved.                                           following director(s):                ______________________

W9 INFORMATION (required for               Awaiting               Proposal 2(B). Election of Director.      FOR THE     WITHHOLD
stock or cash distribution)                  TIN                                 Election of the following  NOMINEE     AUTHORITY
Social Security No. or                       [ ]                                 Nominee as Director:       [ ]         To vote for
Employer Identification                                                          Arnold Tenenbaum                       the Nominee
No.__________________                                                                                                   [ ]

                                                                  Proposal 2(C). Election of Directors.     FOR ALL     WITHHOLD
                                                                                 Election of the following  NOMINEES    AUTHORITY
                                                                                 Nominees as Directors:     [ ]         To vote for
                                                                                 Elizabeth W. Camp                      All Nominees
                                                                                 John W. Robinson, Jr.                  [ ]

                                                                        Withholding authority to vote for the
                                                                        following nominee(s):                ______________________


Certification -- Under penalties of perjury, I certify that (1) the     Please mark if you plan to attend the Meeting    [ ]
Number shown on this form is my correct Taxpayer Identification
Number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest
or dividends, or the IRS has notified me that I am no longer            Signature___________________________________________
subject to backup withholding.
                                                                        Signature___________________________________________

                                                                        Date________________________________________________

                                                                        NOTE: Please sign as name appears hereon. Joint owners
                                                                        should each sign. When signing as attorney, executor,
                                                                        administrator, trustee or guardian, please give full
                                                                        title as such.

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     If you have questions or need assistance in voting your shares, please contact the firm assisting us in the solicitation and tabulation of proxies:

                            GEORGESON & COMPANY INC.
                               WALL STREET PLAZA
                               NEW YORK, NY 10005

                           TOLL-FREE: 1-800-223-2064

                       Internet http://www.georgeson.com
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